UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 17, 2021

Paramount Gold Nevada Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-36908 (Commission File No.)	98-0138393 (IRS Employer Identification No.)

665 Anderson Street Winnemucca, Nevada 89445 (Address of principal executive offices)

(775) 625-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PZG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 17, 2021, Paramount Gold Nevada Corp. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) for the offer and sale of shares of its common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $4.6 million, pursuant to the Controlled Equity OfferingSM Sales Agreement, dated May 20, 2020 (“Sales Agreement”), with Cantor Fitzgerald & Co. and Canaccord Genuity LLC. The Prospectus Supplement supersedes, and the Company has ceased the use of and the offering of Common Stock under the Company’s prior prospectus supplement dated November 20, 2020. Since November 20, 2020, the Company has sold $4,972,363 of Common Stock under the Sales Agreement.

A copy of the opinion of Duane Morris LLP relating to the validity of the Common Stock is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Duane Morris LLP.

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARAMOUNT GOLD NEVADA CORP.

By:	/s/ Carlo Buffone
Name:	Carlo Buffone
Title:	Chief Financial Officer

Dated: November 17, 2021